Exhibit 16.1



February 2, 2006


Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Advance Display Technologies, Inc.'s statements included under Item
4.01 of its Form 8-K dated January 30, 2006, and we agree with such statements concerning our Firm.


HEIN & ASSOCIATES LLP